UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2022

BEACON ROOFING SUPPLY, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-50924	36-4173371
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Huntmar Park Drive Suite 300
Herndon, Virginia		20170
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 571 323-3939

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	BECN	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On February 24, 2022, Julian Francis, President and Chief Executive Officer, Frank Lonegro, Executive Vice President and Chief Financial Officer, and other members of senior management of Beacon Roofing Supply, Inc. (the "Company") will make presentations at the Company’s investor conference. A copy of the presentation slides is attached hereto as Exhibit 99.1.

The information, including Exhibit 99.1, in Item 7.01 of this Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that Section. The information, including Exhibit 99.1, in Item 7.01 of this Form 8-K shall not be incorporated by reference into any filing under the Securities Act of 1933, except as shall otherwise be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

On February 24, 2022, the Company announced that its Board of Directors (the “Board”) authorized and approved a new $500 million share repurchase program (the “Repurchase Program”), pursuant to which the Company may, from time to time, purchase shares of its common stock, par value $0.01 (“Common Stock”). The Repurchase Program will become effective on February 24, 2022.

Repurchases under the Repurchase Program are subject to the Company’s discretion and may occur in open market purchases (including block trades), privately negotiated transactions, accelerated share repurchase transactions or through a series of forward purchase agreements, option contracts or similar agreements and contracts (including Rule 10b5-1 plans) adopted by the Company (as described below), in each case in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”), including, if applicable, Rule 10b-18 of the Exchange Act.

As a part of the authority granted for the Repurchase Program, the Board authorized the Company to, from time to time, and subject to the Company’s discretion, enter into Rule 10b5-1 trading plans to facilitate the repurchase of its Common Stock pursuant to the Repurchase Program. Adopting a written trading plan that satisfies the conditions of Rule 10b5-1 of the Exchange Act would allow the Company to repurchase its shares at times when it might otherwise be prevented from doing so due to the Company’s trading blackout periods or pursuant to insider trading laws. Under any Rule 10b5-1 trading plan, the Company’s third-party broker, subject to Commission regulations regarding certain price, market, volume and timing constraints, would have authority to purchase Common Stock in accordance with the terms of such plan.

The timing and amount of repurchase transactions will depend on a variety of factors, including the Company’s stock price, market and business conditions, constraints specified in any Rule 10b5-1 trading plans, alternative investment opportunities and other considerations. Accordingly, the Company cannot predict when or if it will repurchase any shares of Common Stock. Information regarding repurchases will be available in the Company’s periodic reports on Form 10-Q and Form 10-K that are filed with the Commission as required by the applicable rules of the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Index
Exhibit Number	Description
99.1	Beacon Roofing Supply, Inc. investor conference presentation slides dated February 24, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEACON ROOFING SUPPLY, INC.

Date:	February 24, 2022	By:	/s/ FRANK A. LONEGRO
Frank A. Lonegro Executive Vice President & Chief Financial Officer